UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 24, 2024, Mesa Air Group, Inc. (the “Company”) filed its Form 10-Q for the period ended December 31, 2023 (the “Fiscal 2024 Q1”). The current engagement period for the Company’s independent registered public accounting firm, RSM US LLP (“RSM”), concluded following its review of the Fiscal 2024 Q1. The Company’s Audit Committee has decided to change auditors and has informed RSM of its decision effective May 24, 2024.

During the fiscal year ended September 30, 2023 and subsequent interim period through May 24, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. RSM was appointed on March 17, 2023 as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2023.

RSM’s report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2023 and the subsequent interim period through May 24, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s 2023 annual report filed on Form 10-K, management identified two material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended September 30, 2023 in the areas of (i) information technology general controls (“ITGCs”); and (ii) debt covenant compliance. The material weakness relating to ITGCs related to ineffective ITGCs in the areas of user access management and program change management – related to our inventory management system, PMI, and our Oracle financial reporting system. We believe that these control deficiencies were a result of (i) insufficient documentation of information technology (“IT”) control processes such that the successful operation of ITGCs was overly dependent upon knowledge and actions of certain qualified individuals for each IT system; (ii) insufficient training of IT personnel on the operation and performance of their control responsibilities; and (iii) inadequate risk-assessment processes to identify and assess IT environment changes and risks that could impact internal control over financial reporting. As a result of this material weakness, manual and automated business process controls dependent on the affected ITGCs were ineffective because the controls had the potential to be adversely impacted. RSM issued an adverse opinion on internal control over financial reporting as of September 30, 2023. Management performed additional analysis and test procedures as deemed necessary to ensure that the Company’s financial statements included in the Form 10-K present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

The material weakness in the Company’s internal controls over the review of debt covenant compliance related to the failure to monitor and review debt compliance covenants. The Company previously reported that it believes this control deficiency was a result of (i) inadequate performance of controls surrounding debt covenant compliance and disclosure; (ii) insufficient knowledge of our amended credit agreement; and (iii) insufficient communication with the Company’s lender regarding debt covenant compliance and obtaining waivers. This material weakness impacted other transactions that rely on the review of debt covenants including the Company’s evaluation of going concern. As a result of this material weakness, there was a factual material misstatement on the consolidated balance sheet and in the Company’s going concern disclosure and debt covenant compliance disclosures in the Company’s Form 10-Q for the quarterly period ended June 30, 2023.

In addition to the foregoing, as reported in the Company’s Form 10-Q for the period ended December 31, 2023, management determined that there was a material weakness related to the omission of a disclosure of an impairment charge associated with newly classified held for sale assets. Management’s review of controls over required disclosures were not performed at the proper level of precision to detect an omitted disclosure of an impairment charge associated with the newly classified assets held for sale of approximately $40.4 million. This impairment was disclosed in the financial information as of and for the three months ended December 31, 2023. This omitted disclosure is a material weakness over the review of subsequent event disclosures related to assets classified as held for sale after the balance sheet date but before the report release date and the impairment charge related to those assets.

The Company has provided RSM with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the above statements. A copy of RSM’s letter, dated May 29, 2024 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On May 24, 2024, the Audit Committee appointed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2024.

During the Company’s two most recent fiscal years ended September, 2023 and 2022 and quarterly period ended December 31, 2023 and through May 24, 2024, neither the Company nor anyone acting on its behalf consulted with Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter to the Securities and Exchange Commission from RSM US LLP dated as of May 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: May 30, 2024	By:	/s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel